UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 20, 2010

Commission File No.	Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number	I.R.S. Employer Identification Number
1-8180	TECO ENERGY, INC.	59-2052286
(a Florida corporation) TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 – Other Events

As previously reported, on January 13, 2009, a TECO Energy subsidiary, TECO Guatemala Holdings, LLC, (TGH), delivered a Notice of Intent to the Guatemalan government that it intended to file an arbitration claim against the Republic of Guatemala under the Dominican Republic Central America-United States Free Trade Agreement (DR-CAFTA) alleging a violation of fair and equitable treatment of its investment in Empresa Eléctrica de Guatemala (EEGSA). On October 20, 2010, TGH filed a Notice of Arbitration with the International Centre for Settlement of Investment Disputes to proceed with its arbitration claim.

The arbitration was prompted by actions of the Guatemalan government in July 2008 which, among other things, unilaterally reset the distribution tariff for EEGSA at levels well below the then existing tariffs. These actions caused a significant reduction in earnings from EEGSA. Until October 21, 2010, TGH held a 24% ownership interest in EEGSA through a holding company (DECA II) with Iberdrola Energia, S.A. and Electricidade de Portugal, S.A. On such date, TGH’s interest was sold as described in the Current Report on Form 8-K filed on October 21, 2010. In connection with the sale of TGH’s ownership interest in EEGSA, TGH reserved the right to pursue the arbitration claim described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2010	TECO ENERGY, INC.
(Registrant)

/s/ S. W. CALLAHAN
S. W. CALLAHAN
Vice President-Finance and Accounting
and Chief Financial Officer (Chief Accounting Officer) (Principal Financial and Accounting Officer)